As filed with the Securities and Exchange Commission on May 12, 2014

Registration Statement No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXION INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-0846389
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4005 All American Way, Zanesville, Ohio	43701
(Address of Principal Executive Offices)	(Zip Code)

Axion International Holdings, Inc. 2010 Stock Plan
(Full title of the plan)

Steven L. Silverman
Chief Executive Officer
4005 All American Way
Zanesville, Ohio 43701
(Name and address of agent for service)

(740) 452-2500
(Telephone number, including area code, of agent for service)

Copies to:

Mark J. Wishner, Esq.

Greenberg Traurig, LLP

1750 Tysons Boulevard, Suite 1200

McLean, Virginia 22102

(703) 749-1300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, no par value	7,000,000	(2)	$0.74	(3)	$5,180,000	(3)	$667.18

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, no par value per share (“Common Stock”), of the Registrant, which become issuable under the Axion International Holdings, Inc. 2010 Stock Plan (the “2010 Stock Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration by the Registrant and which results in an increase in the number of its outstanding shares of Common Stock.

(2)	Represents shares issuable upon the exercise of incentive stock options, non-qualified stock options, stock grants and other stock-based awards granted or to be granted under the 2010 Stock Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act and based upon the average of the high and low price of a share of the Registrant’s Common Stock as reported by the OTC Bulletin Board on May 8, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Axion International Holdings, Inc. (the “Company”), prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an aggregate of 7,000,000 shares of the Company’s common stock, no par value per share (the “Common Stock”), that may be issued pursuant to the Axion International Holdings, Inc. 2010 Stock Plan (the “2010 Stock Plan”). The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the 2010 Stock Plan, as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows the Company to “incorporate by reference” the information the Company files with it, which means that the Company can disclose important information to you by referring you to those documents. The Company has previously filed the following documents with the Commission and is incorporating them by reference into this Registration Statement:

•	The Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on April 10, 2014;

•	The Current Reports on Form 8 K filed with the Commission on March 3, 2014 and April 9, 2014.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. The information contained in any such documents will automatically update and supersede any information previously incorporated by reference into this Registration Statement. Any such information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Company’s officers and directors are indemnified as provided by the Colorado Business Corporation Act (the “Act”) and the Company’s Articles of Incorporation, as amended from time to time (the “Articles”).

Section 7-108-402 of the Act provides, generally, that the articles of incorporation of a corporation organized under the Act may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 of the Act (unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective.

3

Section 7-109-103 of the Act provides that a corporation organized under the Act shall be required to indemnify a person who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation’s request as a director, an officer, an agent, an associate, an employee, a fiduciary, a manager, a member, a partner, a promoter, or a trustee of, or held any similar position with, another domestic or foreign corporation or other person or of an employee benefit plan of the corporation (the foregoing persons are each referred to herein as an “Indemnified Person”), and who was wholly successful, on the merits or otherwise, in the defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation. The Articles do not limit the rights granted by Section 7-109-103 of the Act.

Section 7-109-102 of the Act provides, generally, that a corporation may indemnify a person made a party to a Proceeding because the person is or was an Indemnified Person against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person (i) conducted himself or herself in good faith and (ii) reasonably believed, in the case of conduct in an official capacity with the corporation, the person’s conduct was in the corporation’s best interests and, in all other cases, his or her conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful. A corporation may not indemnify an Indemnified Person in connection with any Proceeding by or in the right of the corporation in which the Indemnified Person was adjudged liable to the corporation or, in connection with any other Proceeding charging the Indemnified Person derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Indemnified Person was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding.

Under Section 7-109-107 of the Act, unless otherwise provided in the articles of incorporation, a corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Article IX of the Articles provides that the personal liability of all directors of the Company to the Company or its shareholders for monetary damages for breach of a fiduciary duty as a director shall be eliminated to the fullest extent permitted by the Act.

In addition, Article IX of the Articles provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. Such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a Proceeding (or part thereof) initiated by such indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the Company.

Article IX of the Articles requires that the Company maintain insurance to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act.

4

The indemnification rights provided by Article IX of the Articles shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, provision of the Articles or the Company’s bylaws, agreement, vote of the shareholders or disinterested directors, or otherwise.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Document

4.1	Articles of Incorporation, as amended (incorporated by reference to the Company’s Registration Statement on Form S-18 (Registration No. 2-93108-D))

4.2	Articles of Amendment, filed July 21, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on August 6, 2008)

4.3	Bylaws (incorporated by reference to the Company’s Registration Statement on Form S-18 (Registration No. 2-93108-D))

4.4	Amendment to Bylaws (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended September 30, 1998, filed on December 24, 1998)

4.5	Axion International Holdings, Inc. 2010 Stock Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement, filed on September 28, 2010)(as amended by increasing the shares issuable thereunder by an additional 4,000,000 shares.

5.1 *	Opinion of Greenberg Traurig, LLP, counsel to the Registrant

23.1 *	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

23.2 *	Consent of BDO USA LLP

24.1 *	Power of Attorney (included on signature page of this Registration Statement)

* Filed herewith

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

5

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if this Registration Statement and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zanesville, State of Ohio, on this 12th day of May, 2014.

AXION INTERNATIONAL HOLDINGS, INC.

By:	/s/ Steven Silverman
Steven Silverman
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steven Silverman and Donald Fallon his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments and documents related thereto, and to file the same and any and all exhibits, financial statements and schedules related thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all things that said attorneys-in-fact and agents, or any of them or his or their substitute or substitutes, may lawfully do and seek to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Steven Silverman	President, Chief Executive Officer and Director	May 12, 2014
Steven Silverman	(principal executive officer)

/s/ Donald Fallon	Chief Financial Officer and Treasurer	May 12, 2014
Donald Fallon	(principal financial and accounting officer)

/s/ Thomas Bowersox	Secretary and Director	May 12, 2014
Thomas Bowersox

/s/ Anthony Hatch	Director	May 12, 2014
Anthony Hatch

/s/ Allen Hershkowitz	Director	May 12, 2014
Allen Hershkowitz

/s/ Perry Jacobson	Director	May 12, 2014
Perry Jacobson

/s/ Allen Kronstadt	Director	May 12, 2014
Allen Kronstadt

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1	Articles of Incorporation, as amended (incorporated by reference to the Company’s Registration Statement on Form S-18 (Registration No. 2-93108-D))

4.2	Articles of Amendment, filed July 21, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on August 6, 2008)

4.3	Bylaws (incorporated by reference to the Company’s Registration Statement on Form S-18 (Registration No. 2-93108-D))

4.4	Amendment to Bylaws (incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended September 30, 1998 filed on December 24, 1998)

4.5	Axion International Holdings, Inc. 2010 Stock Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement, filed on September 28, 2010)

5.1 *	Opinion of Greenberg Traurig, LLP, counsel to the Registrant

23.1 *	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

23.2 *	Consent of BDO USA LLP

24.1 *	Power of Attorney (included on signature page of this Registration Statement)

* Filed herewith